Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FIRST QUARTER OF 2017

First Quarter Highlights:

•	Net loss was $324 million, or $1.07 per common share, compared with a net loss of $509 million, or $1.72 per common share, in the first quarter of 2016
•	Oil and gas production exceeded guidance; total production was 307,000 barrels of oil equivalent per day (boepd), excluding Libya; Bakken production was 99,000 boepd
•

Hess Midstream Partners LP launched its initial public offering (IPO) in the first quarter of 2017; net proceeds from the upsized offering of approximately $350 million ($175 million attributable to Hess Corporation) were received in April 2017

•	Another oil discovery on the Stabroek block, offshore Guyana (Hess 30 percent) was confirmed at the Snoek well located approximately five miles southeast of the Liza-1 discovery
•	E&P capital and exploratory expenditures were $393 million, down 28 percent from $543 million in the prior-year quarter
•	Cash and cash equivalents were $2.7 billion at March 31, 2017 and December 31, 2016

NEW YORK, April 26, 2017 — Hess Corporation (NYSE: HES) today reported a net loss of $324 million, or $1.07 per common share, in the first quarter of 2017 compared with a net loss of $509 million, or $1.72 per common share, in the first quarter of 2016.  The first quarter 2017 results were improved as higher realized crude oil selling prices and lower operating costs and exploration expenses more than offset the change in deferred income taxes and lower production volumes.

“Production momentum returns to our portfolio starting in the second half of 2017, underpinned by the Bakken, the North Malay Basin and Stampede developments, and offshore Guyana, one of the industry’s largest oil discoveries in the past 10 years,” Chief Executive Officer John Hess said. “With more than a decade of visible production growth, our company is well positioned to deliver compelling long-term value for our shareholders.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended
	March 31,
	(unaudited)
	2017	2016
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation

Exploration and Production	$(233)	$(453)
Midstream	18	16
Corporate, Interest and Other	(109)	(72)
Net income (loss) attributable to Hess Corporation	$(324)	$(509)

Net income (loss) per common share (diluted) (a)	$(1.07)	$(1.72)
Weighted average number of shares (diluted)	313.9	299.8
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.

Exploration and Production:

The Exploration and Production net loss in the first quarter of 2017 was $233 million compared to a net loss of $453 million in the first quarter of 2016.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $48.58 per barrel in the first quarter of 2017, up from $28.50 per barrel in the year-ago quarter.  The average realized natural gas liquids selling price in the first quarter of 2017 was $18.71 per barrel, versus $7.44 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.20 per mcf compared with $3.42 per mcf in the first quarter of 2016.

Excluding production from Libya, pro forma net production in the first quarter of 2017 was 307,000 boepd, compared to 350,000 boepd in the first quarter of 2016.  Lower volumes were due to a reduced drilling program across our portfolio, natural field declines and lower entitlement in Asia.  Net production in Libya, which recommenced in the fourth quarter of 2016, was 4,000 boepd in the first quarter of 2017.

Operational Highlights for the First Quarter of 2017:

Bakken (Onshore U.S.):  Net production from the Bakken averaged 99,000 boepd, which exceeded guidance due to strong well performance, despite negative operational impacts from severe winter weather.  The Corporation operated an average of two rigs in the first quarter, drilling eleven wells and bringing eight new wells online.  A third rig was added in March and a fourth rig was added in April.  We plan to add two additional rigs in the fourth quarter to end the year with six rigs.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 66,000 boepd compared to 69,000 boepd in the prior-year quarter, primarily reflecting lower production at the Conger and Shenzi fields.  At the Stampede development (Hess operated - 25 percent), the first production well was completed, preparatory work for platform installation was finalized, and the second rig commenced drilling operations in February.  First production is expected in the first half of 2018.

North Malay Basin Full-field Development (Offshore Malaysia): At the North Malay Basin project (Hess operated - 50 percent), the topsides for the central processing platform were shipped from the fabrication yard to the field and installed on the platform.  Commissioning of the central processing platform is underway. The fourteenth and final well of the Phase I development drilling campaign was completed in the current quarter.  The floating, storage, and offloading vessel is currently expected to be transported to the field in the second quarter.  Production is expected to commence in the third quarter.

Guyana (Offshore):  At the Stabroek Block (Hess 30 percent), operated by Esso Exploration and Production Guyana Limited, results from the Snoek well confirmed another oil discovery on the block, located approximately 5 miles (9 kilometers) southeast of the Liza-1 discovery well.  The Snoek well encountered more than 82 feet (25 meters) of high-quality, oil-bearing sandstone reservoirs.  The co-venture partners continue to evaluate the resource potential on the broader Stabroek Block and the operator is currently drilling the Liza-4 appraisal well.

Midstream:

Effective January 1, 2017, the Midstream segment includes our interest in a Permian Basin gas plant in West Texas and related CO2 assets, and water handling assets in North Dakota.  These assets are wholly-owned by the Corporation and are not included in our Hess Infrastructure Partners (HIP) joint venture, which is 50 percent owned by Hess.  The Midstream segment had net income of $18 million in the first quarter of 2017 compared to $16 million in the prior-year quarter.

In the first quarter of 2017, Hess Midstream Partners LP (the Partnership), launched its IPO of common units with net proceeds of approximately $350 million ($175 million attributable to Hess Corporation) received upon completion of the offering in April.  The Partnership owns a 20 percent interest in the joint venture assets, with the remaining 80 percent interest held by HIP.  Hess Corporation owns approximately 35 percent of the Partnership, including its indirect ownership of the general partner through HIP.

Capital and Exploratory Expenditures:

Exploration and Production capital and exploratory expenditures were $393 million in the first quarter of 2017, down 28 percent from $543 million in the prior-year quarter, reflecting our reduced work program in response to the low commodity price environment.

Midstream capital expenditures were $28 million in the first quarter of 2017 and $36 million in the prior-year quarter.

Liquidity:

Net cash provided by operating activities was $349 million in the first quarter of 2017 compared to a net use of cash from operating activities of $60 million in the first quarter of 2016.  Net cash provided by operating activities before changes in operating assets and liabilities was $443 million in the first quarter of 2017, up from $148 million in the year-ago quarter.  At March 31, 2017, the Corporation had cash and cash equivalents of $2,686 million and total debt, excluding the Midstream segment, of $6,054 million.  The Corporation’s debt to capitalization ratio was 30.8 percent at March 31, 2017 and 30.4 percent at December 31, 2016.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported net cash provided by (used in) operating activities to cash provided by operating activities before changes in operating assets and liabilities:

	Three Months Ended
	March 31,
	(unaudited)
	2017	2016
	(In millions)
Cash provided by operating activities before changes in operating assets and liabilities	$443	$148
Changes in operating assets and liabilities	(94)	(208)
Net cash provided by (used in) operating activities	$349	$(60)

Hess Corporation will review first quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used a non-GAAP financial measure in this earnings release.  “Net cash provided by operating activities before changes in operating assets and liabilities” is defined as Cash provided by operating activities excluding changes in operating assets and liabilities.  Management believes that net cash provided by operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  This measure is not, and should not be viewed as, a substitute for net cash provided by (used in) operating activities, which includes changes in operating assets and liabilities.  A reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by operating activities before changes in operating assets and liabilities is provided in the release.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Michael Henson/Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2017	2016	2016
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,277	$973	$1,388
Other, net	(2)	20	(2)
Total revenues and non-operating income	1,275	993	1,386

Costs and expenses
Cost of products sold (excluding items shown separately below)	219	189	375
Operating costs and expenses	359	436	568
Production and severance taxes	31	19	27
Exploration expenses, including dry holes and lease impairment	58	132	1,033
General and administrative expenses	96	98	105
Interest expense	84	85	84
Loss on debt extinguishment	—	—	68
Depreciation, depletion and amortization	737	868	768
Impairments	—	—	67
Total costs and expenses	1,584	1,827	3,095

Income (loss) before income taxes	(309)	(834)	(1,709)
Provision (benefit) for income taxes	(13)	(346)	3,189
Net income (loss)	(296)	(488)	(4,898)
Less: Net income (loss) attributable to noncontrolling interests	28	21	(6)
Net income (loss) attributable to Hess Corporation	(324)	(509)	(4,892)

Less: Preferred stock dividends	12	6	11
Net income (loss) applicable to Hess Corporation common stockholders	$(336)	$(515)	$(4,903)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	March 31,	December 31,
	2017	2016
Balance Sheet Information

Cash and cash equivalents	$2,686	$2,732
Other current assets	1,485	1,544
Property, plant and equipment – net	23,201	23,595
Other long-term assets	728	750
Total assets	$28,100	$28,621

Current maturities of long-term debt	$116	$112
Other current liabilities	2,010	2,139
Long-term debt	6,669	6,694
Other long-term liabilities	4,072	4,085
Total equity excluding other comprehensive income (loss)	15,815	16,238
Accumulated other comprehensive income (loss)	(1,667)	(1,704)
Noncontrolling interests	1,085	1,057
Total liabilities and equity	$28,100	$28,621

	March 31,	December 31,
	2017	2016
Total Debt

Hess	$6,054	$6,073
Midstream (a)	731	733
Hess Consolidated	$6,785	$6,806

(a)  Midstream debt is non-recourse to Hess Corporation.

	March 31,	December 31,
	2017	2016
Debt to Capitalization Ratio

Hess Consolidated	30.8%	30.4%

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2017	2016	2016
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(296)	$(488)	$(4,898)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	—	—	4
Depreciation, depletion and amortization	737	868	768
Impairments	—	—	67
Exploratory dry hole costs	—	85	830
Exploration lease and other impairment	7	9	112
Stock compensation expense	22	25	4
Provision (benefit) for deferred income taxes and other tax accruals	(27)	(351)	3,173
Loss on debt extinguishment	—	—	68
Cash provided by operating activities before changes in operating assets and liabilities	443	148	128
Changes in operating assets and liabilities	(94)	(208)	198
Net cash provided by (used in) operating activities	349	(60)	326

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(340)	(567)	(399)
Additions to property, plant and equipment - Midstream	(50)	(53)	(88)
Proceeds from asset sales	100	—	60
Other, net	—	7	3
Net cash provided by (used in) investing activities	(290)	(613)	(424)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	5	5	57
Debt with maturities of greater than 90 days
Borrowings	—	—	—
Repayments	(26)	(17)	(649)
Proceeds from issuance of preferred stock	—	557	—
Proceeds from issuance of common stock	—	1,087	—
Cash dividends paid	(92)	(80)	(90)
Noncontrolling interests, net	—	—	(23)
Other, net	8	(38)	6
Net cash provided by (used in) financing activities	(105)	1,514	(699)

Net Increase (Decrease) in Cash and Cash Equivalents	(46)	841	(797)
Cash and Cash Equivalents at Beginning of Period	2,732	2,716	3,529
Cash and Cash Equivalents at End of Period	$2,686	$3,557	$2,732

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(370)	$(540)	$(409)
Increase (decrease) in related liabilities	(20)	(80)	(78)
Additions to property, plant and equipment	$(390)	$(620)	$(487)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2017	2016	2016
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$90	$116	$99
Other Onshore	8	21	2
Total Onshore	98	137	101
Offshore	158	205	171
Total United States	256	342	272
Europe	15	48	2
Africa	6	3	3
Asia and other	116	150	134
E&P Capital and exploratory expenditures	$393	$543	$411

Total exploration expenses charged to income included above	$51	$39	$91

Midstream Capital expenditures	$28	$36	$89

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	First Quarter 2017
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$922	$353	$1,275
Other, net	(5)	—	(5)
Total revenues and non-operating income	917	353	1,270

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	295	(53)	242
Operating costs and expenses	174	135	309
Production and severance taxes	31	—	31
Midstream tariffs	124	—	124
Exploration expenses, including dry holes and lease impairment	22	36	58
General and administrative expenses	51	5	56
Depreciation, depletion and amortization	445	258	703
Total costs and expenses	1,142	381	1,523

Results of operations before income taxes	(225)	(28)	(253)
Provision (benefit) for income taxes	(14)	(6)	(20)
Net income (loss) attributable to Hess Corporation	$(211)	$(22)	$(233)

	First Quarter 2016
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$597	$374	$971
Other, net	6	4	10
Total revenues and non-operating income	603	378	981

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	192	12	204
Operating costs and expenses	214	170	384
Production and severance taxes	17	2	19
Midstream tariffs	118	—	118
Exploration expenses, including dry holes and lease impairment	108	24	132
General and administrative expenses	50	5	55
Depreciation, depletion and amortization	532	305	837
Total costs and expenses	1,231	518	1,749

Results of operations before income taxes	(628)	(140)	(768)
Provision (benefit) for income taxes	(242)	(73)	(315)
Net income (loss) attributable to Hess Corporation	$(386)	$(67)	$(453)

(a)   Includes amounts charged from the Midstream.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2016
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$942	$445	$1,387
Other, net	(8)	(3)	(11)
Total revenues and non-operating income	934	442	1,376

Costs and expenses
Cost of products sold (excluding items shown separately below) (a)	350	41	391
Operating costs and expenses	315	195	510
Production and severance taxes	26	1	27
Midstream tariffs	148	—	148
Exploration expenses, including dry holes and lease impairment	41	992	1,033
General and administrative expenses	55	2	57
Depreciation, depletion and amortization	471	261	732
Total costs and expenses	1,406	1,492	2,898

Results of operations before income taxes	(472)	(1,050)	(1,522)
Provision (benefit) for income taxes (b)	969	1,458	2,427
Net income (loss) attributable to Hess Corporation	$(1,441)	$(2,508)	$(3,949)
(a)	Includes amounts charged from the Midstream.
(b)	Includes charges of $1,144 million (U.S.) and $1,776 million (International) to establish valuation allowances against net deferred tax assets.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2017	2016	2016
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	67	73	62
Other Onshore	8	10	8
Total Onshore	75	83	70
Offshore	47	51	45
Total United States	122	134	115

Europe	31	35	37
Africa (a)	35	37	32
Asia	2	2	2
Total	190	208	186

Natural gas liquids - barrels
United States
Bakken	23	27	24
Other Onshore	10	13	10
Total Onshore	33	40	34
Offshore	6	6	5
Total United States	39	46	39

Europe	1	1	1
Total	40	47	40

Natural gas - mcf
United States
Bakken	53	67	52
Other Onshore	106	135	123
Total Onshore	159	202	175
Offshore	75	74	68
Total United States	234	276	243

Europe	38	45	45
Asia	212	250	224
Total	484	571	512

Barrels of oil equivalent	311	350	311

(a)  Production from Libya recommenced in the fourth quarter of 2016.  Production was 4,000 barrels of oil per day (bopd) in the first quarter of 2017 and in the fourth quarter of 2016.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2017	2016	2016
Sales Volumes Per Day (in thousands)

Crude oil - barrels	175	214	190
Natural gas liquids - barrels	40	47	40
Natural gas - mcf	484	571	512
Barrels of oil equivalent	296	356	315

Sales Volumes (in thousands)

Crude oil - barrels	15,744	19,449	17,432
Natural gas liquids - barrels	3,623	4,254	3,666
Natural gas - mcf	43,544	51,970	47,101
Barrels of oil equivalent	26,624	32,365	28,948

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2017	2016	2016
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$46.47	$26.90	$42.82
Offshore	47.18	27.02	44.73
Total United States	46.74	26.94	43.57
Europe	54.04	32.52	50.37
Africa	51.25	28.87	49.15
Asia	54.70	39.13	40.96
Worldwide	48.58	28.50	45.97

Crude oil - per barrel (excluding hedging)
United States
Onshore	$46.47	$26.90	$42.82
Offshore	47.18	27.02	44.73
Total United States	46.74	26.94	43.57
Europe	54.18	32.52	50.37
Africa	51.37	28.87	49.15
Asia	54.70	39.13	40.96
Worldwide	48.61	28.50	45.97

Natural gas liquids - per barrel
United States
Onshore	$18.07	$6.87	$13.70
Offshore	20.55	9.66	18.89
Total United States	18.43	7.20	14.38
Europe	28.06	16.24	25.05
Worldwide	18.71	7.44	14.68

Natural gas - per mcf
United States
Onshore	$2.32	$1.20	$1.99
Offshore	2.40	1.47	2.66
Total United States	2.35	1.27	2.18
Europe	3.99	4.59	3.75
Asia	4.01	5.58	4.30
Worldwide	3.20	3.42	3.24

The following is a summary of the Corporation’s commodity hedging program:

	Brent	West Texas Intermediate
Outstanding Hedging Contracts – Oil Price Collars
Q2 average barrels of oil per day	19,500	56,700
Q3 and Q4 average barrels of oil per day	20,000	60,000
Ceiling price	$75	$70
Floor price	$55	$50
End date	December 31, 2017	December 31, 2017

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

MIDSTREAM EARNINGS (UNAUDITED)

(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2017	2016	2016
Income Statement

Revenues and non-operating income
Total revenues and non-operating income	$149	$135	$165

Costs and expenses
Operating costs and expenses	50	52	58
General and administrative expenses	5	5	5
Depreciation, depletion and amortization	32	28	33
Impairments	—	—	67
Interest expense	5	4	5
Total costs and expenses	92	89	168

Results of operations before income taxes	57	46	(3)
Provision (benefit) for income taxes	11	9	1
Net income (loss)	46	37	(4)
Less: Net income attributable to noncontrolling interests	28	21	(6)
Net income (loss) attributable to Hess Corporation	$18	$16	$2